UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020 (May 8, 2020)

ALLERGAN PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-36867	98-1114402
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 261-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share, par value $0.0001 per share	AGN	New York Stock Exchange New York Stock Exchange
Floating rate notes due 2020	AGN20A	New York Stock Exchange
0.500% notes due 2021	AGN21	New York Stock Exchange
1.500% notes due 2023	AGN23A	New York Stock Exchange
1.250% notes due 2024	AGN24A	New York Stock Exchange
2.625% notes due 2028	AGN28	New York Stock Exchange
2.125% notes due 2029	AGN29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 8, 2020 (the “Closing Date”), AbbVie Inc. (“AbbVie”), a Delaware corporation, completed the previously announced acquisition of Allergan plc (“Allergan”) (the “Acquisition”). The Acquisition was effected by means of a court-sanctioned scheme of arrangement (the “Scheme”) and in accordance with a Transaction Agreement (the “Transaction Agreement”), dated as of June 25, 2019 (as amended on May 5, 2020), by and among AbbVie, Allergan and Venice Subsidiary LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of AbbVie (“Acquirer Sub”).

The Acquisition was conditioned on, among other things, the sanction of the Scheme by the Irish High Court (the “Court”) and the registration of the Court Order (as defined in the Transaction Agreement) with the Registrar of Companies in Dublin, Ireland. On May 6, 2020, the Court sanctioned the Scheme. On May 8, 2020, the Court Order was registered by the Registrar of Companies, at which time the Scheme became effective.

At the effective time of the Scheme, Acquirer Sub acquired all of the outstanding ordinary shares of Allergan and each outstanding ordinary share of Allergan, excluding the Excluded Scheme Share (as defined in the Transaction Agreement) and any Allergan treasury shares, was cancelled and automatically converted into the right to receive (i) $120.30 in cash (and any cash in lieu of fractions of AbbVie Shares) and (ii) 0.8660 of a share of AbbVie common stock (“AbbVie Shares”). In respect of Allergan ordinary shares issued and outstanding immediately prior to the effective time of the Scheme, AbbVie delivered approximately 285.6 million AbbVie Shares and paid an aggregate of approximately $39.67 billion in cash to former Allergan shareholders in exchange for Allergan ordinary shares.

Also at the effective time of the Scheme, (i) each Allergan stock option and each Allergan restricted stock unit award that was outstanding immediately prior to the effective time of the Scheme was substituted by AbbVie with a corresponding AbbVie stock option and AbbVie restricted stock unit award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price per share applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement, and (ii) each Allergan performance stock unit award that was outstanding as of immediately prior to the effective time of the Scheme was substituted by AbbVie with an AbbVie restricted stock unit award relating to shares of AbbVie common stock, that vests based on the holder’s continued service following the effective time of the Scheme, with the number of shares of AbbVie common stock subject to such award determined in accordance with the formulas set forth in the Transaction Agreement (which, for any Allergan performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, was calculated based on deemed satisfaction of performance at 130% of target).

The substituted AbbVie stock options and AbbVie restricted stock units, as described above, have the same terms and conditions (including the same time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Allergan stock options, Allergan restricted stock units and Allergan performance stock units immediately prior to the effective time of the Scheme, except for terms rendered inoperative by reason of the transactions contemplated by the Transaction Agreement or such other immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The foregoing summaries of the Acquisition, the Transaction Agreement and Appendix III to the Rule 2.5 Announcement (the “Conditions Appendix”) do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Transaction Agreement and the Conditions Appendix, which were filed as Exhibits 2.1 and 2.2, respectively, to Allergan’s Current Report on Form 8-K filed on June 25, 2019 and are incorporated herein by reference.

The information set forth in Item 5.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the effective time of the Scheme, the Allergan ordinary shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “AGN.” On the Closing Date, Allergan notified the NYSE that the Scheme had become effective and requested that trading of Allergan ordinary on the NYSE be suspended prior to the opening of trading on May 11, 2020. In addition, Allergan requested that the NYSE file with the

Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist the Allergan ordinary shares from the NYSE and deregister the Allergan ordinary shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The NYSE will file the Form 25 prior to market open on May 11, 2020. As a result, Allergan ordinary shares will no longer be listed on the NYSE. Allergan intends to file with the SEC certifications on Form 15 requesting that Allergan’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated and suspended, respectively.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

At the effective time of the Scheme, a change in control of Allergan occurred, and Allergan is now a direct wholly-owned subsidiary of AbbVie.

The information set forth in Items 2.01, 3.03 and 5.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Scheme, Robert A. Michael, Scott Reents, Ryan Quigley, Andres Rodrigo and Basil Blakeney became directors of Allergan and each of Brenton L. Saunders, Christopher W. Bodine, Nesli Basgoz, Christopher J. Coughlin, Adriane M. Brown, Joseph H. Boccuzi, Carol Anthony (John) Davidson, Thomas C. Freyman, Michael E. Greenberg, Robert J. Hugin and Peter J. McDonnell tendered their respective resignations as directors from the board of directors of Allergan and from all committees of the board of directors of Allergan on which such directors served, effective as of the effective time of the Scheme. In addition, as of the effective time of the Scheme, each of Allergan’s executive officers no longer serves in their respective positions at Allergan. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Scheme, the Memorandum and Articles of Association of Allergan were amended and restated.

A copy of the amended and restated Memorandum and Articles of Association of Allergan is filed as Exhibit 3.1 hereto and incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 8.01.	Other Events

On May 8, 2020, Allergan issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Transaction Agreement, dated as of June 25, 2019, between AbbVie, Allergan and Acquirer Sub (incorporated by reference to Exhibit 2.1 of Allergan’s Current Report on Form 8-K filed on June 25, 2019).

2.2	Appendix III to the Rule 2.5 Announcement, dated as of June 25, 2019 (Conditions Appendix) (incorporated by reference to Exhibit 2.2 of Allergan’s Current Report on Form 8-K filed on June 25, 2019).

3.1	Amended and Restated Memorandum and Articles of Association of Allergan plc, dated as of May 8, 2020.

99.1	Press Release dated May 8, 2020

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN PLC

Date: May 8, 2020	By:	/s/ Robert A. Michael
Robert A. Michael
President